UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 6, 2007

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, NY 14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2007, Constellation Brands, Inc., a Delaware corporation (the “Company” or “Constellation”), entered into a Confirmation (the “Repurchase Agreement”) with Citibank, N.A. (“Citibank”) to effect an accelerated share repurchase of the Company’s Class A common stock (“Common Stock”). Under the terms of the Repurchase Agreement, on May 8, 2007 the Company is obligated to pay Citibank a fixed purchase price of $421.1 million and Citibank is obligated to deliver to the Company 16.9 million shares of Common Stock. The purchase price for the shares will be paid with proceeds from borrowings under the Company’s existing revolving credit facility.

At the end of a pricing period starting May 8, 2007 and scheduled to end on October 4, 2007 (which may be shortened in Citibank’s discretion so that it ends during the Company’s second fiscal quarter), Citibank will be obligated to deliver additional shares of Common Stock to the Company based generally on the volume weighted average price of the Common Stock during the pricing period minus a discount (the “Settlement Price”) unless the Settlement Price exceeds a negotiated amount. The calculation to determine the number of additional shares to which the Company is entitled also takes into account the difference between the Settlement Price and the average per share price paid by the Company for 1.0 million of the 3.5 million shares of Common Stock purchased by the Company in the open market prior to entering into the Repurchase Agreement. There is no maximum number of additional shares of Common Stock that the Company will be entitled to receive based on the application of the formula.

The Repurchase Agreement contains terms that provide for adjustments and early termination upon the occurrence of certain extraordinary and disruption events and contains other customary terms and conditions for agreements of this kind, including covenants and representations related to Rule 10b5-1 and Rule 10b-18. The Repurchase Agreement provides that the Company will not be obligated to make any payment to Citibank other than the initial purchase price or to return any shares of Common Stock received from Citibank pursuant to the Repurchase Agreement; however, the adjustment provisions in the Repurchase Agreement or an early termination may affect the number of additional shares of Common Stock that the Company is entitled to receive under the Repurchase Agreement.

Citibank is a lender under the Credit Agreement dated June 5, 2006, as amended, among the Company and the lenders party thereto, and Citibank and its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses.

ITEM 7.01.	REGULATION FD DISCLOSURE

On May 7, 2007 the Company issued a news release announcing the accelerated share repurchase transaction contemplated by the Repurchase Agreement. The press release also provided information about, among other things, the diluted earnings per share outlook regarding the Company’s fiscal year ending February 29, 2008 and certain related assumptions. A copy of the news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to the Company’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K, and the Company disclaims any such incorporation by reference. The information in this Current Report on Form 8-K, including the news release attached as Exhibit 99.1, is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.

The following exhibit is furnished as part of this Form 8-K:

Exhibit No.	Description
99.1	News release of the Company dated May 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 7, 2007	CONSTELLATION BRANDS, INC.

		By: Name: Title:	/s/ Thomas S. Summer
Thomas S. Summer Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	News release of Constellation Brands, Inc. dated May 7, 2007

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.